UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

WINTERGREEN ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands N/A	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 8326, Block B, Hongxiang Cultural and Creative Industrial Park, 90 Jiukeshu West Road. Tongzhou District, Beijing, PRC N/A	N/A
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Ordinary Share and one Right	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights, each entitling the holder thereof to receive one-eighth (1/8) of one Ordinary Share	The Nasdaq Stock Market LLC

Securities Act registration statement file number to which this form relates (if applicable): 333-286795

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are the Units, Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”), and Rights to receive Ordinary Shares (the “Rights”) of Wintergreen Acquisition Corp. (the “Registrant”). The description of the Units, Ordinary Shares, and Rights is set forth in the section under “DESCRIPTION OF SECURITIES” in the Registrant’s Registration Statement on Form S-1 (File No. 333-286795), initially filed with the Securities and Exchange Commission on May 2, 2025, as subsequently amended (the “Registration Statement”), and such description is incorporated herein by reference in its entirety. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because the securities of the Registrant are being registered on The Nasdaq Stock Market LLC and the Registration Statement incorporates by reference to the Registration Statement certain information concerning the securities of the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WINTERGREEN ACQUISITION CORP.

Date:	May 28, 2025

By:	/s/ Yongfang Yao
Name:	Yongfang Yao
Title:	Chief Executive Officer and Chairman

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